EXHIBIT 21.1

                          BENTLEY PHARMACEUTICALS, INC.
                              LIST OF SUBSIDIARIES


                                              State or Other Jurisdiction of
Name of Subsidiary                            Incorporation or Organization
------------------                            -----------------------------


Pharma de Espana, Inc.                        State of Delaware

Laboratorios Belmac S.A.                      Spain

Laboratorios Davur S.L.                       Spain

Laboratorios Rimafar S.L.                     Spain

Bentley Park, LLC                             State of Delaware

Bentley Healthcare Corporation                State of Florida

Belmac Health Corporation                     State of Florida

Belmac Hygiene, Inc.                          State of Florida

Belmac Holdings, Inc.                         State of Florida

Belmac A.I., Inc.                             State of Florida

B.O.G. International Finance, Inc.            State of Florida

Belmac Jamaica, Ltd.                          Jamaica